UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2020

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On January 8, 2020, Peabody Energy Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report, among other things, the appointment of Mark Spurbeck as Interim Chief Financial Officer of the Company. At the time of the filing of the Original Report, Mr. Spurbeck’s compensation in connection with his appointment as Interim Chief Financial Officer had not been finalized. The Company is filing this Form 8-K/A as an amendment to the Original Report to disclose details of Mr. Spurbeck’s compensation in connection with his appointment as Interim Chief Financial Officer.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, Mr. Spurbeck’s compensation arrangements in connection with his appointment as Interim Chief Financial Officer were finalized following approval (or, in the case of Mr. Spurbeck’s equity grant, subject to approval as noted below) by the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company. Effective January 7, 2020, Mr. Spurbeck is entitled to: (i) an annual base salary of $358,749.84; (ii) an additional monthly cash payment of $7,604.18, paid each month during the duration of his tenure as Interim Chief Financial Officer; (iii) a short-term incentive compensation (“STIC”) opportunity with a target level of 80% of his base salary and a maximum payout of 120% of his base salary, pursuant to the Peabody Energy Corporation 2017 Incentive Plan (the “Plan”), prorated for fiscal year 2020 based on his positions held; (iv) a target long-term incentive compensation (“LTIC”) opportunity valued at approximately 60% of his base salary, pursuant to the Plan; and (v) an equity grant of 14,475 restricted stock units under the Plan, subject to approval by the Compensation Committee, which restricted stock units will generally vest ratably over a three-year period on each of January 22, 2021, January 2, 2022, and January 2, 2023, subject to Mr. Spurbeck’s continued employment with the Company. Mr. Spurbeck’s performance-based STIC payouts will be based upon his individual performance and the achievement of the Company’s performance objectives as approved by the Compensation Committee. In addition, in connection with his appointment as Interim Chief Financial Officer, Mr. Spurbeck has entered into the Company’s standard form of indemnification agreement for directors and certain executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

January 15, 2020	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Chief Legal Officer